[Reference Translation]

Exclusive Cooperation Agreement

by and between

Hubei Chutian Broadcasting and Television Network Co., Ltd.

and

Hubei Chutian Video Communication Network Co., Ltd.

June 2008

Exclusive Service Agreement

THIS EXCLUSIVE COOPERATION AGREEMENT (Agreement) is made on this fifth day of June 2008 in Wuhan, Hubei Province, People's Republic of China ("PRC")

by and between:

(1)
Hubei Chutian Broadcasting and Television Network Co., Ltd. (Party A), a legal entity established under the laws of the PRC with its registered address at Special No.1 Zijin Village, Liangdao Street, Wuchang District, Wuhan City, Hubei 430071, the PRC; and

and

(2)
Hubei Chutian Video Communication Network Co., Ltd. (Party B), a legal entity established under the laws of the PRC with its registered address with its registered address at 12th Floor, Block B, Chutian Urban Garden, 1 Zhongbei Avenue, Wuchang, Wuhan, Hubei Province 430071, the PRC, whose legal representative is XIONG Xianting.

(individually a Party, and collectively, the Parties).

RECITALS

A.	Party B shall provide exclusive services for Party A to engage in the Business in the Exclusive Cooperation Areas;

B.	Party A are engaged in the Business (as defined below) and have obtained the necessary permit for the lawful operation of its Business;

C.	Party A is willing to accept technical support services in relation to its Business, and Party B is willing to provide such services.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions. Unless otherwise indicated, the following terms in this Agreement shall have the meanings set forth below:

Effective Date	the effective date of this Agreement, which shall be the date first indicated above;

Event of Breach	as defined in Article 8.3 below;

Exclusive Service Agreement

Business
any business with respect to the design, construction, operation and maintenance of cable TV projects and networks (including TV fee collection of distribution net and network leases); any business with respect to the management of construction, marketing and operation of the analog and digital TV networks and digital TVs (including sale of set-top Boxes, sale of pay-per-program and digital TV fee collection); and value-added network business;

Exclusive Cooperation Area
refers to the following municipal cities, districts, counties, independent factories and mines in which the cable TV distribution networks are acquired by Party A: Xiantao City, Qianjiang City, Jinxiang Group, Yicheng City, Gong’an County, Baokang County, Yuan’an County, Jingshan County, Dangyang City, Shayang County, Guangshui City, Shennongjia Forest Area, Yingshan County, Qujialing Administration Zone, Tongcheng County, Longganhu Administration Zone, and Zhongxiang City;

Financial Statements
cash flow statements, balance sheets, profit and loss statements and any other financial statements relating to the Business, which shall be prepared in accordance with international accounting standards;

PRC Law	all laws and regulations of the PRC which are applicable upon and after the date of signing of this Agreement;

Project Account	as defined in Article 7.1.1;

RMB	Renminbi, the lawful currency of the PRC.

1.2	Interpretations.

1.2.1	The headings herein are for reference purposes only and do not affect the meaning or interpretation of any provision hereof.

Exclusive Service Agreement

1.2.2	Any reference herein to an Article or Appendix is to an article or appendix of this Agreement.

1.2.3
Unless otherwise indicated, a reference herein to a day, month or year is to a calendar day, month or year. A reference to a business day is to a day on which commercial banks are open for business in the PRC.

2.	REPRESENTATIONS AND WARRANTIES

2.1	Parties. Each Party represents and warrants that, as of the date of signing hereof:

2.1.1	it has full power and authority to execute and deliver this Agreement and to perform its responsibilities and obligations hereunder; and

2.1.2
it shall maintain as strictly confidential the provisions and existence of this Agreement and any information relating to the Business of the other Party to which it might have access during the performance of this Agreement, including without limitation customer database, financial and business development plans, market research and other information deemed to be confidential by such other Party.

2.2
Party A.  Party A represents and warrants that, as of the date of signing hereof, it has obtained and will maintain the validity of all permits from the relevant governmental authorities necessary for the lawful operation of its business and its performance of this Agreement.

3.	SERVICES PROVIDED BY PARTY B TO PARTY A

3.1
Exclusivity. Party A and Party B shall engage in an exclusive operational cooperation in relation to any and all fields of the Business, and Party A shall ensure that Party B exclusively provides any and all services in relation to the Business of Party A.

3.2
Business-Related Services. Party B undertakes to provide, in the Exclusive Cooperation Area, various technical services to Party A including but not limited to, exclusively engaging in the operational cooperation with Party A in the following:

3.2.1	Collecting the license fees and installment fees from analog cable TV users;

3.2.2	Collecting the license fees and installment fees from digital cable TV users;

Exclusive Service Agreement

3.2.3	Collecting channel landing fees;

3.2.4	The marketing, promotion and sales of digital TV set-top Boxes;

3.2.5	The building and maintenance of the cable TV network;

3.2.6	The marketing, promotion and sales of businesses in relation to broadcast and television network broadband access;

3.2.7	the operation of businesses in relation to wireless network transmission and cable TV;

3.2.8	Providing Party A with various troubleshooting, software support and other technology services;

3.2.9	Providing Party A with the developments, updates and upgrades in relation to the provider application software and user application software;

3.2.10	Providing Party A with training services for technology staff and technology consulting services in relation to the business; and

3.2.11	Providing Party A with other applicable technology services.

4.	SHARED RESOURCES OF THE PARTIES

4.1	Party A and Party B shall share their resources, which include but is not limited to, Government Approvals and client information (client database, etc.);

4.2
Party A shall provide Party B with all support and most favoured treatment in relation to the Business, which include but is not limited to, providing Party B with the right to use its business facilities and offices.

5.	NON-COMPETITION

5.1
Party A shall not directly or indirectly or cause its respective shareholders to directly or indirectly(through agency or other methods) encourage or ask for any invitation from, accept suggestions of, consult or negotiate with, or provide any information to any other individual or entity related to any transaction or services under this Agreement.

5.2
If Party A or any of its shareholders, are in receipt of suggestions or other information with respect to the transactions hereunder from a third party, Party A must immediately notify the contents of such information to Party B. Party A shall ensure that its shareholders comply with this Article. Party A will be liable for any breach of this Article by its shareholders.

Exclusive Service Agreement

6.	FEES AND PAYMENT TERMS

6.1
In consideration for the services provided by Party B to Party A, Party A shall pay Party B the service fees which shall be of an amount equivalent to the revenue, before any applicable taxes (not including any applicable business taxes), that is accrued by Party A in the Exclusive Cooperation Area during the term of this agreement and the first renewal period. If Party A and Party B require the adjustment of the revenue transfer arrangement that is based on the transfer structure, Party A shall use best efforts to cooperate with Party B to implement a the necessary revenue transfer mechanism. The service fee shall be remitted in full, in RMB, to Party B's designated bank account within 5 days after the last day of the preceding month. At such time, Party A shall also provide to Party B the relevant Financial Statements for the corresponding month, as well as any other relevant documents and/or information regarding the calculation of the service fee.

6.2
Other fees. The Parties hereby expressly agree that there shall not be any other payment obligations arising from the service requirements, other than the services fees expressly stipulated to in Article 6.1.

7.	FINANCIAL MANAGEMENT

7.1
Project Account. The Parties agree that, in the interests of clarity, all receivables and payables relating to the Business that are generated or incurred in the Exclusive Cooperation Area during the term of this Agreement shall be only remitted to and withdrawn from the same dedicated bank account, in accordance with the following provisions:

7.1.1	within 30 days after the Effective Date, Party A shall open a RMB bank account in its name for use specifically in respect of the Business (Project Account);

7.1.2
the Project Account shall be opened at the Beijing branch of a bank agreed to by the Party A and Party B, and shall be set up such that the personal seals of 1 representative from each of the Parties are required in order for money to be deposited or withdrawn from it, which representatives shall be appointed by the Parties in writing within 10 days after the Effective Date;

Exclusive Service Agreement

7.1.3	the Project Account shall be used for the sole purpose of receiving proceeds from Party B and/or effecting payments relating to the Business; and

7.1.4	Party A and Party B may request from the relevant bank at any time a statement of the activities on the Project Account.

7.2
Records. Party A agrees to maintain comprehensive financial records (including the Financial Statements) in respect of the Business, which shall be kept at its registered office in Jinan, PRC and shall be available for Party B's inspection at such times as Party B may reasonably request in writing.

7.3
Annual Statement. Within 30 days after the end of each financial year, Party A shall provide to Party B comprehensive Financial Statements for such financial year. Each Financial Statement, together with the financial records described in Article 7.2 above, shall be subject to an independent audit conducted by a reputable accounting firm registered in the PRC approved by Party B, at Party A's sole expense.

7.4	Financial Statements. Within 10 days after a written request for such from Party B, Party A shall also provide to Party B Financial Statements.

7.5
Undertaking. Upon the agreement entered into by the Parties, Party B may be empowered by Party A as its authorized representative to collect the revenue, before any applicable taxes (not including any applicable business taxes), accrued by Party A in the Exclusive Cooperation Area during the term of this agreement and the first renewal period.

8.	EFFECTIVE DATE, BREACH AND TERMINATION

8.1	Effective Date. This Agreement shall enter into effect from the Effective Date and shall continue with full force and effect until the earlier of either:

8.1.1	the 20th anniversary hereof; or

8.1.2	its termination by either Party in accordance with Article 8.4 below.

8.2
Extension. The term of this Agreement may be extended within 60 days before its expiration pursuant to Party A’s notice to Party B and another share holder of Party B, Jinan Youxiantong Network Technology Co., Ltd., indicating its intent to extend the term. The extension term shall be determined by Party A and clearly stated the abovementioned notice. Party B and another share holder of Party B, Jinan Youxiantong Network Technology Co., Ltd., shall agree to such extended term unconditionally, under the condition that the term cannot not exceed 10 years.

Exclusive Service Agreement

8.3	Breach. The occurrence of any one or more of the following events constitutes a breach of this Agreement (Event of Breach):

8.3.1	either of the Parties has failed to perform any of its obligations hereunder , thus causing substantial losses to the other Party, and such obligation was not waived in writing by the other Party;

8.3.2	either of the Parties is in breach of the terms hereof, and such breach has not been remedied for a period of 10 days after receipt of the other Party's written notice requesting such remedy; and

8.3.3	any representation or warranty made by either of the Parties herein proves to be false or misleading in any material respect.

8.4	Termination. This Agreement will terminate automatically upon its expiration, unless terminated prematurely under either of the following circumstances, namely:

8.4.1	by the non-breaching Party with 30 days' written notice upon the occurrence of an Event of Breach; or

8.4.2	with the mutual written consent of the Parties.

8.5	Post Termination. Upon the termination of this Agreement by either Party:

8.5.1	the licenses granted hereunder shall cease with immediate effect; and

8.5.2	any outstanding fees or other amounts payable hereunder by either Party to other Parties shall become due within 10 days after the date of delivery of an invoice for the same.

8.6	Survival. The following obligations shall survive the termination of this Agreement for any reason:

8.6.1
the confidentiality undertakings set forth in Article 2.1.2 above, which shall continue indefinitely after the date of termination (unless the disclosure of confidential information has already entered the public domain or was made pursuant to a court order or law of relevant jurisdiction); and

Exclusive Service Agreement

8.6.2	the obligation of the service fee, which shall continue for as long as any receivables generated from the relevant services during this Agreement are outstanding.

9.	GOVERNING LAW AND DISPUTE RESOLUTION

9.1	Governing Law. The execution, validity, interpretation and implementation of this Agreement and the settlement of disputes under it shall be governed by PRC Law.

9.2
Interpretation. If any dispute arises in connection with the interpretation of any provisions of this Agreement, the Parties shall determine the true intention of those provisions by making reference to the wording of this Agreement, the relevant Articles, the objective of the Agreement, commercial practice and the principle of good faith.

9.3	Consultation. If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

9.4	Arbitration. If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either Party may submit the dispute to arbitration as follows:

9.4.1
all disputes arising out of or in connection with this Agreement shall be submitted to the China Chamber of International Commerce for arbitration in Beijing under the its rules and by a sole arbitrator appointed in accordance with those rules;

9.4.2
the arbitration shall be conducted in the Chinese language, with the arbitral award final and binding upon both Parties. Unless otherwise determined by the arbitrator, the cost of arbitration shall be borne by the losing Party.

9.4.3	When any dispute is submitted to arbitration, except for the matters under dispute, the Parties shall continue to perform this Agreement.

10.	MISCELLANEOUS PROVISIONS

10.1
Notices and Delivery. All notices and communications between the Parties shall be made in writing by facsimile transmission, delivery in person (including courier service) or registered airmail letter to the appropriate correspondence addresses set forth below:

Hubei Chutian Broadcasting and Television Network Co., Ltd.

Exclusive Service Agreement

Address:	Special No.1 Zijin Village, Liangdao Street, Wuchang District, Wuhan City, Hubei 430071, the PRC
Tel:	[•]
Fax:	[•]
Attn:	[•]

and

Hubei Chutian Video Communication Network Co., Ltd.

Address:	12th Floor, Block B, Chutian Urban Garden, 1 Zhongbei Avenue, Wuchang, Wuhan, Hubei Province 430071, PRC
Tel:	[•]
Fax:	[•]
Attn:	[•]

10.2	Timing. The time of receipt of the notice or communication shall be deemed to be:

10.2.1
if by facsimile transmission, at the time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 p.m. or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

10.2.2	if in person (including express mail), on the date that the receiving Party signs for the document; or

10.2.3	if by registered mail, on the 10th day after the date that is printed on the receipt of the registered mail.

10.3
Amendments. The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by both Parties (which instrument shall be attached as an Appendix hereto).

10.4	No Waiver. Failure or delay on the part of either Party to exercise any right under this Agreement shall not operate as a waiver thereof.

10.5	Severability. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.

10.6
Binding Effect. This Agreement is legally binding upon the Parties and enforceable in accordance with its terms and conditions. Appendices shall form an integral part of this Agreement and shall be legally binding upon the Parties.

Exclusive Service Agreement

10.7	Successors. This Agreement shall be binding upon the Parties and upon their respective successors and assigns (if any).

10.8	Assignment. Either Party may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of other Parties.

10.9	Entire Agreement. This Agreement and any Appendices hereto constitute the entire agreement between the Parties and supersede all prior discussions, negotiations and agreements.

[The space below has been intentionally left blank.]

Exclusive Service Agreement

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed by their duly authorised representatives (as the case may be) as of the date first indicated above.

For and on behalf of
Party A:
Hubei Chutian Broadcasting and Television Network Co., Ltd.

Signature	:
Name	:	Xiong Xian Ting
Title	:	CEO/Authorized by Chairman
Company Seal	:

For and on behalf of
Party B:
Hubei Chutian Video Communication Network Co., Ltd.

Signature	:
Name	:	Zen Bo Lin
Title	:	General Manager/Authorized by Chairman
Company Seal

Exclusive Service Agreement